UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2013

Era Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 Town & Country Blvd., Suite 200, Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(281) 606-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Election of Director
On March 21, 2013, Era Group Inc. (the “Company”) reported on a Form 8-K filed with the Securities and Exchange Commission (the “Original Form 8-K”) the appointment of each of Ann Fairbanks, Christopher P. Papouras and Yueping Sun (collectively, the “Appointed Directors”) to the Company's Board of Directors (the “Board”) on March 18, 2013. At that time, it was not determined whether any Appointed Director would sit on any Board committee.
Effective May 13, 2013, in connection with the Board's periodic review of its committee memberships following the appointment of the Appointed Directors, (1) Steven Webster resigned as a member of the Board's Audit Committee, (2) Mr. Papouras and Mrs. Fairbanks were selected by the Board to the Board's Audit Committee and Mr. Papouras was designated by the Board as Chair of the Audit Committee, (3) Mrs. Sun was appointed by the Board to the Board's Compensation Committee, and (4) Mrs. Fairbanks and Mrs. Sun were appointed by the Board to the Board's Nominating and Corporate Governance Committee.
Effective May 13, 2013, the composition of the committees of the Board is as follows:
Audit Committee - Mr. Papouras (Chair), Mrs. Fairbanks and Blaine Fogg.

Compensation Committee - Mr. Fogg (Chair), Mrs. Sun and Mr. Webster.

Nominating and Corporate Governance Committee - Mr. Webster (Chair), Mrs. Fairbanks and Mrs. Sun.

This Form 8-K/A amends the Original Form 8-K to disclose the Appointed Directors committee assignments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Era Group Inc.

By:     /s/ Christopher S. Bradshaw
Name:     Christopher S. Bradshaw

Title:	Executive Vice President and Chief Financial Officer

Date: May 14, 2013